SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ______________________

                                   FORM 8-K/A

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                ------------------------------------------------
                                September 8, 2004


                             FARADAY FINANCIAL, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                        000-22236             33-0565710
--------------------------------   ------------------------  -------------------
(State or other jurisdiction of    (Commission file number)     (IRS employer
        incorporation)                                       identification no.)

           175 South Main, Suite 1240, SLC, Utah             84111
         ----------------------------------------          ----------
         (Address of principal executive offices)          (Zip code)


                                 (801) 502-6100
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c)


                   This document contains a total of __ pages.

Item 9.01 Financial Statements and Exhibits

         a.       Financial statements of businesses acquired

         See index to consolidated financial statements and consolidated financial statement schedules beginning on page F-1 hereof.

         b.       Pro forma financial information

         See Unaudited Condensed Combined Pro Forma Financial Statements beginning on page F-30 hereof.

         c.       Exhibits

         Not applicable.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 FARADAY FINANCIAL, INC.


Date: December 16, 2004                          By  /s/ Frank Gillen
                                                    --------------------------
                                                    Frank Gillen
                                                    President

                     VIDEO INTERNET BROADCASTING CORPORATION
                                 AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2003 and 2002

                                 C O N T E N T S


Independent Auditors' Report................................................F-3

Consolidated Balance Sheets ................................................F-4

Consolidated Statements of Operations.......................................F-6

Consolidated Statements of Stockholders' Equity (Deficit)...................F-7

Consolidated Statements of Cash Flows.......................................F-9

Notes to the Consolidated Financial Statements.............................F-11

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Video Internet Broadcasting Corporation and Subsidiary
Ephrata, Washington

We have audited the accompanying consolidated balance sheets of Video Internet Broadcasting Corporation and Subsidiary (the Company) as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2003 and 2002 and from inception on March 23, 2001 through December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Video Internet Broadcasting Corporation and Subsidiary as of December 31, 2003 and 2002 and the results of their consolidated operations and their consolidated cash flows for the years ended December 31, 2003 and 2002 and from inception on March 23, 2001 through December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Management's plans regarding these matters are described in Note 9. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
July 29, 2004

                             VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                                           Consolidated Balance Sheets

                                                     ASSETS

                                                                                       December 31,
                                                                         ---------------------------------------
                                                                                2003                   2002
                                                                         -----------------     -----------------
CURRENT ASSETS

   Accounts receivable (Note 1)                                          $          72,147     $         107,072
   Other current assets                                                              6,764                     -
                                                                         -----------------     -----------------
     Total Current Assets                                                           78,911               107,072
                                                                         -----------------     -----------------

PROPERTY AND EQUIPMENT (Note 1)

   Computer and multimedia equipment                                               253,344                92,172
   Office equipment and furniture                                                   12,479                12,479
   Less - accumulated depreciation                                                (109,238)              (41,001)
                                                                         -----------------     -----------------
     Total Property and Equipment                                                  156,585                63,650
                                                                         -----------------     -----------------

OTHER ASSETS

   Software development costs - net (Note 1)                                        72,279                91,285
                                                                         -----------------     -----------------
     Total Other Assets                                                             72,279                91,285
                                                                         -----------------     -----------------

     TOTAL ASSETS                                                        $         307,775     $         262,007
                                                                         =================     =================


              The accompanying notes are an integral part of these consolidated financial statements.

                                                      F-4

                             VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                                     Consolidated Balance Sheets (Continued)

                                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                       December 31,
                                                                         ---------------------------------------
                                                                                2003                   2002
                                                                         -----------------     -----------------
CURRENT LIABILITIES

   Cash overdraft                                                        $          12,319     $          25,628
   Accounts payable                                                                 61,374               553,459
   Accrued liabilities                                                              82,370               115,930
   Capital leases payable - related party (Note 2)                                  16,771                     -
   Current portion of notes payable to related parties (Note 2)                     32,000                     -
   Current portion of notes payable (Note 3)                                       395,500                51,375
   Current portion of convertible debt (Note 4)                                    194,250                     -
                                                                         -----------------     -----------------
     Total Current Liabilities                                                     794,584               746,392
                                                                         -----------------     -----------------

LONG-TERM LIABILITIES

   Notes payable to related parties (Note 2)                                        89,000                     -
   Notes payable (Note 3)                                                          147,837               154,125
   Convertible debt (Note 4)                                                       161,000                     -
                                                                         -----------------     -----------------
     Total Long-Term Liabilities                                                   397,837               154,125
                                                                         -----------------     -----------------
     Total Liabilities                                                           1,192,421               900,517
                                                                         -----------------     -----------------

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY (DEFICIT)

   Series A preferred stock: 20,000,000 shares authorized of
    $0.001 par value, 350,555 and 350,555 shares issued
    and outstanding, respectively                                                      351                   351
   Common stock: 30,000,000 shares authorized of
    $0.001 par value, 1,393,292 and 952,488 shares issued
     and outstanding, respectively                                                   1,393                   952
   Additional paid-in capital                                                    1,926,419               728,390
   Deferred compensation                                                          (145,566)                    -
   Accumulated deficit                                                          (2,667,243)           (1,368,203)
                                                                         -----------------     -----------------
     Total Stockholders' Equity (Deficit)                                         (884,646)             (638,510)
                                                                         -----------------     -----------------
     TOTAL LIABILITIES AND STOCKHOLDERS'
       EQUITY (DEFICIT)                                                  $         307,775     $         262,007
                                                                         =================     =================


              The accompanying notes are an integral part of these consolidated financial statements.

                                                       F-5

                             VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                                      Consolidated Statements of Operations


                                                                                                 From Inception
                                                                                                   on March 23,
                                                                    For the Years                     2001
                                                                  Ended December 31,                Through
                                                        -------------------------------------     December 31,
                                                                2003               2002               2001
                                                        -----------------   -----------------  -----------------
REVENUE
   Subscription television services                     $         683,935   $         585,359  $           2,280
   Other subscriber-related revenue                                     -              26,422             66,715
                                                        -----------------   -----------------  -----------------
     Total Revenue                                                683,935             611,781             68,995
                                                        -----------------   -----------------  -----------------

COST OF SALES
   Subscriber-related expenses                                    140,093              69,234             70,907
   Transmission expenses                                          249,886             379,969                  -
                                                        -----------------   -----------------  -----------------
     Total Cost of Sales                                          389,979             449,203             70,907
                                                        -----------------   -----------------  -----------------

GROSS MARGIN (DEFICIT)                                            293,956             162,578             (1,912)
                                                        -----------------   -----------------  -----------------

OPERATING EXPENSES

   General and administrative                                   1,060,624           1,008,012            469,183
   Stock-based compensation                                        16,784                   -                  -
   Depreciation and amortization                                   76,821              27,724             13,277
                                                        -----------------   -----------------  -----------------
     Total Expenses                                             1,154,229           1,035,736            482,460
                                                        -----------------   -----------------  -----------------
LOSS FROM OPERATIONS                                             (860,273)           (873,158)          (484,372)
                                                        -----------------   -----------------  -----------------

OTHER INCOME (EXPENSE)

   Software sales                                                  55,578                   -                  -
   Interest expense                                              (494,345)            (10,673)                 -
                                                        -----------------   -----------------  -----------------
     Total Other Income (Expense)                                (438,767)            (10,673)                 -
                                                        -----------------   -----------------  -----------------

NET LOSS                                                $      (1,299,040)  $        (883,831) $        (484,372)
                                                        =================   =================  =================

BASIC LOSS PER SHARE                                    $           (1.17)  $           (1.11) $           (1.47)
                                                        =================   =================  =================

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                                             1,113,452             799,462            330,375
                                                        =================   =================  =================


              The accompanying notes are an integral part of these consolidated financial statements.

                                                      F-6

                                     VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                                    Consolidated Statements of Stockholder's Equity (Deficit)



                                             Preferred Stock       Common Stock       Additional
                                           ------------------- --------------------     Paid-in       Deferred        Accumulated
                                            Shares    Amount     Shares    Amount       Capital     Compensation        Deficit
                                            ------    ------     ------    ------       -------     ------------        -------
Balance at inception on March 23, 2001            -  $     -           -  $      -     $        -     $        -     $          -

Common stock issued to founders for
  services at $0.001 per share                    -        -     470,000       470              -              -                -

Common stock issued to founders for
  cash at $0.001 per share                        -        -     180,000       180              -              -                -

Preferred stock issued for cash at $1.00
  per share                                 300,000      300           -         -        299,700              -                -

Preferred stock issued for debt
  extinguishment at $1.00 per share             555        1           -         -            554              -                -

Common stock issued for cash at $5.00
  per share                                       -        -      18,000        18         89,982              -                -

Net loss for the period from inception on
  March 23, 2001 through December 31, 2001        -        -           -         -              -              -         (484,372)
                                            -------  -------   ---------  --------     ----------     ----------     ------------
Balance, December 31, 2001                  300,555      301     668,000       668        390,236              -         (484,372)

Common stock issued for cash at $5.00
  per share                                       -        -       1,000         1          4,999              -                -

Common stock issued for cash at $1.00
  per share                                       -        -     184,000       184        183,816              -                -

Common stock issued for services at $1.00
  per share                                       -        -      35,700        36         35,664              -                -

Common stock issued for debt at $1.00
  per share                                       -        -      63,788        63         63,725              -                -

Preferred stock issued for cash at $1.00
  per share                                  50,000       50           -         -         49,950              -                -
                                            -------  -------   ---------  --------     ----------     ----------     ------------
Balance Forward                             350,555  $   351     952,488  $    952     $  728,390     $        -     $   (484,372)
                                            -------  -------   ---------  --------     ----------     ----------     ------------

              The accompanying notes are an integral part of these consolidated financial statements.

                                                      F-7

                                     VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                                    Consolidated Statements of Stockholder's Equity (Deficit)
                                                           (Continued)



                                             Preferred Stock       Common Stock       Additional
                                           ------------------- --------------------     Paid-in       Deferred        Accumulated
                                            Shares    Amount     Shares    Amount       Capital     Compensation        Deficit
                                            ------    ------     ------    ------       -------     ------------        -------
Balance Forward                             350,555  $   351     952,488  $    952     $  728,390     $        -     $   (484,372)

Net loss for the year ended
  December 31, 2002                               -        -           -         -              -              -         (883,831)
                                            -------  -------   ---------  --------     ----------     ----------     ------------
Balance, December 31, 2002                  350,555      351     952,488       952        728,390              -       (1,368,203)

Common stock issued for fixed assets
  at $1.00 per share                              -        -     100,000       100         99,900              -                -

Common stock issued for cash at
  $3.00 per share                                 -        -      60,250        60        180,690              -                -

Common stock issued for services at
  $3.00 per share                                 -        -      15,315        15         45,930              -                -

Common stock issued for cash at
  $1.00 per share                                 -        -      90,500        91         90,409              -                -

Common stock issued for services at
  $1.00 per share                                 -        -     174,679       175        174,504              -                -

Discount on convertible debt                      -        -           -         -        444,246              -                -

Options granted to non-employees                  -        -           -         -        162,350       (145,566)               -

Net loss for the year ended
  December 31, 2003                               -        -           -         -              -              -       (1,299,040)
                                            -------  -------   ---------  --------     ----------     ----------     ------------
Balance, December 31, 2003                  350,555  $   351   1,393,232  $  1,393     $1,926,419     $ (145,566)    $ (2,667,243)
                                            =======  =======   =========  ========     ==========     ==========     ============


                         The accompanying notes are an integral part of these consolidated financial statements.

                                                              F-8

                             VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                                      Consolidated Statements of Cash Flows



                                                                                                  From Inception
                                                                                                   on March 23,
                                                                      For the Years                    2001
                                                                    Ended December 31,               Through
                                                           ----------------------------------       December 31,
                                                                2003                 2002               2001
                                                           --------------      --------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES:

   Net loss                                                $   (1,299,040)     $     (883,831)    $     (484,372)
   Adjustments to reconcile net loss to net cash
    used by operating activities:
     Depreciation and amortization expense                         76,821              27,724             13,277
     Common stock issued for services                             220,624              35,700                470
     Common stock options issued for services                      16,784                   -                  -
     Gain on sale of software                                     (55,578)                  -                  -
     Amortization of debt discount                                444,246                   -                  -
   Changes in assets and liabilities:
     (Increase) decrease in accounts receivable                    34,925             (99,981)            (7,091)
     (Increase) decrease in other assets                           (6,764)                  -                  -
     Increase (decrease) in accounts payable                     (492,085)            416,368            137,091
     Increase (decrease) in accrued expenses                      (33,560)             85,382             30,548
                                                           --------------      --------------     --------------
       Net Cash Used by Operating Activities                   (1,093,627)           (418,638)          (310,077)
                                                           --------------      --------------     --------------

CASH FLOWS FROM INVESTING ACTIVITIES

   Cash paid for software development costs                       (84,000)            (91,285)                 -
   Cash received for sale of software                             150,000                   -                  -
   Cash paid for fixed assets                                     (24,464)            (38,268)           (66,383)
                                                           --------------      --------------     --------------
       Net Cash Provided (Used) by Investing
         Activities                                                41,536            (129,553)           (66,383)
                                                           --------------      --------------     --------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Increase (decrease) in cash overdraft                          (13,309)             25,628                  -
   Proceeds from issuance of common stock                         271,250             189,000             90,180
   Proceeds from issuance of preferred stock                            -              50,000            300,000
   Proceeds from notes payable                                    369,406             269,288                555
   Proceeds from notes payable - related                           32,000                   -                  -
   Proceeds from convertible debt                                 355,250                   -                  -
   Proceeds from convertible debt - related                        89,000                   -                  -
   Principal payments on capital leases                           (19,937)                  -                  -
   Principal payments on notes payable                            (31,569)                  -                  -
                                                           --------------      --------------     --------------
     Net Cash Provided by Financing Activities                  1,052,091             533,916            390,735
                                                           --------------      --------------     --------------
NET INCREASE (DECREASE) IN CASH                                         -             (14,275)            14,275

CASH AT BEGINNING OF YEAR                                               -              14,275                  -
                                                           --------------      --------------     --------------
CASH AT END OF YEAR                                        $            -      $            -  $          14,275
                                                           ==============      ==============  =================



              The accompanying notes are an integral part of these consolidated financial statements.

                                                       F-9

                             VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                                Consolidated Statements of Cash Flows (Continued)



                                                                                                  From Inception
                                                                                                   on March 23,
                                                                      For the Years                    2001
                                                                    Ended December 31,               Through
                                                           ----------------------------------       December 31,
                                                                2003                 2002               2001
                                                           --------------      --------------     --------------
SUPPLEMENTAL SCHEDULE OF CASH FLOW
  ACTIVITIES

CASH PAID FOR:

   Interest                                                $        8,070      $        1,083     $            -
   Income taxes                                            $            -      $            -     $            -

NON-CASH FINANCING ACTIVITIES

   Common stock issued for services rendered               $      220,624      $       35,700     $          470
   Common stock options issued for services                $       16,784      $            -     $          -
   Common stock issued for equipment                       $      100,000      $            -     $            -
   Common stock issued for debt                            $            -      $       63,788     $            -
   Preferred stock issued for debt                         $            -      $            -     $          555
   Fixed assets purchased under capital
     Lease                                                 $       36,708      $            -     $            -



              The accompanying notes are an integral part of these consolidated financial statements.

                                                     F-10

             VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         This summary of significant accounting policies of Video Internet Broadcasting Corporation and Subsidiary is presented to assist in understanding the Company's financial statements. The consolidated financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the consolidated financial statements.

         a. Organization and Business Activities

         Video Internet Broadcasting Corporation and Subsidiary, (the "Company") was incorporated under the laws of the State of Washington on March 23, 2001. The Company provides fiber optic cable television broadcast subscription services. In addition to its television services, the Company also provides high-speed internet service through its fiber optic network. The Company's principal business strategy is to continue developing their subscription television and Internet services in the United States to provide consumers with a fully competitive alternative to cable television and internet service.

         During January 2003, the Company incorporated Digital Media Solutions, LLC (DMS) as a wholly-owned subsidiary under the laws of the State of Arizona.

         b. Accounting Method

         The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year-end.

         c. Basic Loss Per Share

         The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

                                                                From Inception
                                       For the Years Ended       On March 23,
                                            December 31,         2001 through
                                   --------------------------     December 31,
                                         2003          2002          2001
                                   ------------  ------------    ------------
         Loss (numerator)          $ (1,299,040) $   (883,831)   $   (484,372)
         Shares (denominator)         1,113,452       799,462         330,375
         Per share amount          $      (1.17) $      (1.11)   $      (1.47)

         For the years and period ended December 31, 2003, 2002 and 2001 the Company has excluded 1,006,131, 22,500 and 0 common stock equivalents, respectively, from the basic net loss per share calculation as they are anti-dilutive.

             VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         d. Estimates

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         e. Income Taxes

         Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         Net deferred tax assets consist of the following components as of December 31, 2003, 2002 and 2001:

                                          2003           2002          2001
                                       ----------    ----------    ----------
         Deferred tax assets:
           NOL Carryover               $  922,200    $  480,800    $  182,300
           Accrued Expenses                12,000        39,700         9,700

         Deferred tax liabilities:              -             -             -
           Depreciation                    (7,300)       (4,100)       (3,400)
           Valuation allowance           (926,900)     (516,400)     (188,600)
                                       ----------    ----------    ----------
           Net deferred tax asset      $        -    $        -    $        -
                                       ==========    ==========    ==========

         The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the years and period ended December 31, 2003, 2002 and 2001 due to the following:

             VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         e. Income Taxes (Continued)


                                           2003          2002          2001
                                       -----------   -----------   -----------

         Book Income                   $  (506,625)  $  (344,694)  $  (188,866)
         Stock for Services/Options         92,589        13,923           180
         Other                               3,536         3,063            (6)
         Valuation allowance               410,500       327,708       188,692
                                       -----------   -----------   -----------
         Tax Expense (Benefit)         $         -   $         -   $         -
                                       ===========   ===========   ===========

         At December 31, 2003, the Company had net operating loss carryforwards of approximately $2,365,000 that may be offset against future taxable income from the year 2003 through 2023.

         Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

         f. Property and Equipment

         Property and equipment are stated at cost. Expenditures for small tools, ordinary maintenance and repairs are charged to operations as incurred. Major additions and improvements are capitalized. Depreciation is computed using the double declining balance method over estimated useful lives as follows:

                  Leasehold improvements            Over the term of the lease
                  Equipment                         5 years or lease term
                  Furniture and fixtures            5 years

         Depreciation expense for the years ended December 31, 2003 and 2002 and for the period from inception on March 23, 2001 through December 31, 2001 was $68,237, $27,724 and $13,277, respectively.

         g. Accounts Receivable

         Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company does not have any off-balance-sheet credit exposure related to its customers. Due to their short-term nature, book values of $72,147 and $107,072 at December 31, 2003 and 2002,
         respectively, approximate fair market value for trade accounts receivable, net of allowance of $0 and $0 for the periods ending December 31, 2003 and 2002, respectively.

               VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         h. Revenue Recognition

         Subscription Television Services and Other Subscriber-Related Revenue

         Subscription television service revenues are derived principally from monthly fees paid by subscribers. In addition to recurring subscriber revenues, the Company also derives revenues from the sales of pay-per-view movies and events, and from installation charges. The Company recognizes cable television, high-speed data, telephony and programming revenues as services are provided to subscribers. Subscriber fees for multiple receivers and equipment rental are recognized as revenue monthly as earned. Revenues derived from other sources are recognized when services are provided or events occur.

         Software Revenue

         The Company applies the provisions of Statement of Position 97-2, "Software Revenue Recognition " in conjunction with the applicable provisions of Staff Accounting Bulletin No. 104, " Revenue Recognition." Accordingly, the Company recognizes revenue for software when there is (1) persuasive evidence that an arrangement exists, which is generally a customer purchase order, (2) the software is delivered,
         (3) the selling price is fixed and determinable and (4) collectibility of the customer receivable is deemed probable. The Company has yet to complete the development of its software developed for sale and has not yet recognized any revenue from the sale of software developed for sale.

         i. Cost of Sales

         Subscriber-related expenses

         Subscriber-related expenses consist primarily of monthly fees to the National Cable Television Cooperative and other programming providers and are generally based on the average number of subscribers to each program. The cost of television programming and distribution rights is generally incurred on a per subscriber basis and is recognized when the related programming is distributed to subscribers.

         Transmission expenses

         Transmission expenses consist primarily of transport cost and network access fees specifically associated with subscription services.

         j. Advertising

         The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense for the years ended December 31, 2003 and 2002 and for the period from inception on March 23, 2001 through December 31, 2001 was $24,861, $45,067 and $4,507, respectively.

              VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         k. Newly Adopted Accounting Pronouncements

         During the year ended December 31, 2003, the Company adopted the following accounting pronouncements:

         SFAS No. 143 -- In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which established a uniform methodology for accounting for estimated reclamation and abandonment costs. The statement was effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 did not have a material effect on the consolidated financial statements of the Company.

         SFAS No. 145 -- On April 30, 2002, the FASB issued FASB Statement No. 145 (SFAS 145), "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS 145 rescinds both FASB Statement No. 4 (SFAS 4), "Reporting Gains and Losses from Extinguishment of Debt," and the amendment to SFAS 4, FASB Statement No. 64 (SFAS 64), "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." Through this rescission, SFAS 145 eliminates the requirement (in both SFAS 4 and SFAS 64) that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. However, an entity is not prohibited from classifying such gains and losses as extraordinary items, so long as it meets the criteria in paragraph 20 of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently

         Occurring Events and Transactions. Further, SFAS 145 amends paragraph 14(a) of FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The amendment requires that a lease modification (1) results in recognition of the gain or loss in the 9 financial statements, (2) is subject to FASB Statement No. 66, "Accounting for Sales of Real Estate," if the leased asset is real estate (including integral equipment), and (3) is subject (in its entirety) to the sale-leaseback rules of FASB Statement No. 98, "Accounting for Leases: Sale-Leaseback Transactions Involving Real Estate, Sales-Type Leases of Real Estate, Definition of the Lease Term, and Initial Direct Costs of Direct Financing Leases." Generally, FAS 145 is effective for transactions occurring after May 15, 2002. The adoption of SFAS 145 did not have a material effect on the consolidated financial statements of the Company.

         SFAS No. 146 -- In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities" (SFAS 146). SFAS 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The scope of

             VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         k. Newly Adopted Accounting Pronouncements (Continued)

         SFAS 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS 146 will be effective for exit or disposal activities that are initiated after December 31, 2002 and early application is encouraged. The provisions of EITF No. 94-3 shall continue to apply for an exit activity initiated under an exit plan that met the criteria of EITF No. 94-3 prior to the adoption of SFAS
         146. The effect on adoption of SFAS 146 will change on a prospective basis the timing of when the restructuring charges are recorded from a commitment date approach to when the liability is incurred. The adoption of SFAS 146 did not have a material effect on the consolidated financial statements of the Company.

         SFAS No. 147 -- In October 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 147, "Acquisitions of Certain Financial Institutions" which is effective for acquisitions on or after October 1, 2002. This statement provides interpretive guidance on the application of the purchase method to acquisitions of financial institutions. Except for transactions between two or more mutual enterprises, this Statement removes acquisitions of financial institutions from the scope of both SFAS 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". The adoption of SFAS No. 147 did not have a material effect on the consolidated financial statements of the Company.

         SFAS No. 148 -- In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123" which is effective for financial statements issued for fiscal years ending after December 15, 2002. This Statement amends SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results. The adoption of SFAS No. 148 did not have a material effect on the consolidated financial statements of the Company.

         SFAS No. 149 -- In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" which is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. This statement amends and clarifies financial accounting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and hedging activities under SFAS 133. The adoption of SFAS No. 149 did not have a material effect on the consolidated financial statements of the Company.

              VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         k. Newly Adopted Accounting Pronouncements (Continued)

         SFAS No. 150 -- In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" which is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. The adoption of SFAS No. 150 did not have a material effect on the consolidated financial statements of the Company.

         FASB Interpretation No. 45 -- "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - an Interpretation of FASB Statements No. 5, 57 and 107". The initial recognition and initial measurement provisions of this Interpretation are to be applied prospectively to guarantees issued or modified after December 31, 2002. The disclosure requirements in the Interpretation were effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FASB Interpretation No. 45 did not have a material effect on the consolidated financial statements of the Company.

         FASB Interpretation No. 46 -- In January 2003, the FASB issued FASB Interpretation No. 46 "Consolidation of Variable Interest Entities." FIN 46 provides guidance on the identification of entities for which control is achieved through means other than through voting rights, variable interest entities, and how to determine when and which business enterprises should consolidate variable interest entities.

         This interpretation applies immediately to variable interest entities created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The adoption of FIN 46 did not have a material impact on the Company's consolidated financial statements.

         During the year ended December 31, 2003, the Company adopted the following Emerging Issues Task Force Consensuses which did not have a material impact on the Company's financial statements: EITF Issue No. 00-21 "Revenue Arrangements with Multiple Deliverables", EITF Issue No. 01 -8 " Determining Whether an Arrangement Contains a Lease", EITF Issue No. 02-3 "Issues Related to Accounting for Contracts Involved in Energy Trading and Risk Management Activities", EITF Issue No. 02-9 "Accounting by a Reseller for Certain Consideration Received from a Vendor", EITF Issue No. 02-17, "Recognition of Customer Relationship Intangible Assets Acquired in a Business Combination", EITF Issue No. 02-18 "Accounting for Subsequent Investments in an Investee after Suspension of Equity Method Loss Recognition", EITF Issue No. 03-1, "The Meaning of Other Than Temporary and its Application to Certain Instruments", EITF Issue No. 03-5, "Applicability of AICPA

             VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         k. Newly Adopted Accounting Pronouncements (Continued)

         Statement of Position 97-02, `Software Revenue Recognition' to Non-Software Deliverables in an Arrangement Containing More Than Incidental Software", EITF Issue No. 03-7, "Accounting for the Settlement of the Equity Settled Portion of a Convertible Debt Instrument That Permits or Requires the Conversion Spread to be Settled in Stock", EITF Issue No. 03-10, "Application of EITF Issue No. 02-16 by Resellers to Sales Incentives Offered to Consumers by Manufacturers.

         l. Concentrations of Credit Risk

         The Company maintains several accounts with financial institutions. The accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's balances occasionally exceed that amount.

         Credit losses, if any, have been provided for in the financial statements and are based on management's expectations. The Company's accounts receivable are subject to potential concentrations of credit risk. The Company does not believe that it is subject to any unusual risks, or significant risks in the normal course of its business.

         The Company has no customers who account for greater than 10% of the accounts receivable balance at December 31, 2003 and 2002 or who account for greater than 10% of total sales for the years ended December 31, 2003 and 2002.

         The Company is dependent on municipalities to provide the necessary transport facilities and to cable television content providers for content.

         m. Cash and Cash Equivalents

         The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

         n. NCTC Patronage Capital Distributions

         The Company is a member of the National Cable Television Cooperative ("NCTC"), which is a not-for-profit, member-operated purchasing organization. The NCTC is a cooperative organization whose members and affiliates are engaged in the business of providing television reception or service to the public, primarily by means of a cable television system consistent with the definition of a "cable television system" in section 602 of the 1984 Cable Act. The NCTC negotiates and administers master affiliation agreements with cable television programming networks, cable hardware and equipment manufacturers and other service providers on behalf of its member companies. More than 1,000 NCTC member companies currently serve more than 13 million cable TV subscribers throughout the United States.

         NCTC membership includes a one-time, non-refundable initiation fee of $1.50 per subscriber. Should the Company acquire other cable systems in the future, the fees are covered under the original initiation fee. However, if the member has no active subscribers at the time of application, the one-time, non-refundable initiation fee is $1.00 per home in that member's franchise area. The minimum fee is $1,000 and the maximum fee is $50,000.

             VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         n. NCTC Patronage Capital Distributions (Continued)

         The Company made payments, net of rebates, of $46,012, $33,052 and $0 during the years ended December 31, 2003 and 2002 and from inception on March 23, 2001 through December 31, 2001, respectively.

         o. Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Digital Media Solutions, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

         p. Internal Use Software

         The Company accounts for costs incurred to develop internal use software applications in accordance with the American Institute of Certified Public Accountants Statement of Position No. 98-1 (SOP 98-1), "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires that entities capitalize certain internal use software costs, which includes software design, coding, installation, configuration and testing, once technical feasibility of the developed software is attained. Costs incurred in the process of attaining technological feasibility, which includes the conceptual formulation and evaluation of the software alternatives, and costs to upgrade and enhance software once developed are expensed as incurred. Under SOP 98-1, overhead, general and administration costs, support costs and training costs are not capitalized. The Company capitalized $11,721 and $91,285 in internal use software development costs for the years ended December 31, 2003 and 2002.

         Capitalized internal use software costs are being depreciated on a straight-line basis over the estimated useful life of the application of two years. The Company recognized $8,584, $0 and $0 in amortization expense for the years ended December 31, 2003, 2002 and for the period from inception on March 23, 2001 through December 31, 2001, respectively.

         The above-mentioned software was originally developed for internal use. During 2003, a single copy of the software was sold to a municipality for $150,000. In accordance with SOP 98-1, the proceeds from the sale were applied against the carrying amount of the software until the carrying value of the software reached zero. The additional proceeds of $55,578 were recognized as other income as earned.

         q. Software Developed for Sale

         The Company plans to sell or lease certain development software and have accounted for the costs to develop this software in accordance with SFAS No. 86 , "Accounting for Computer Software to be Sold, Leased, or Otherwise Marketed." Computer software development costs are charged to research and development expense until technological feasibility or a detail design document of the software is

             VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         q. Software Developed for Sale (Continued)

         established, after which remaining significant software production costs are capitalized. Once capitalized software cost products are made available for sale or when the related product is put into use, the costs will be amortized on a straight-line basis over the estimated economic life of the software.

         The Company will make ongoing assessments of recoverability of capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value ("NRV") of the product. If the NRV is less than the amount capitalized, a write-down of the amount capitalized is recorded.

         The Company capitalized $72,279 in software development for sale costs for the year ended December 31, 2003, which have yet to placed into service. These costs are classified in other assets in the accompanying consolidated balance sheet.

         r. As permitted by FASB Statement 148 "Accounting for Stock Based Compensation-Transition and Disclosure" (SFAS No. 148), the Company elected to measure and record compensation cost relative to employee stock option costs in accordance with Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees", and related interpretations and make proforma disclosures of net income and earning per share as if the fair value method of valuing stock options had been applied. Under APB opinion 25, compensation cost is recognized stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

NOTE 2 - RELATED PARTY TRANSACTIONS

         Development Costs

         The Company has employed certain family members of management on a contract basis for the development of software. The Company paid a total of $31,559, $38,597 and $0 to these individuals for the years ended December 31, 2003 and 2002 and for the period from inception on March 23, 2001 through December 31, 2001, respectively.

         Accounts Payable

         The Company has $1,163 and $32,630 in payables for services to related parties at December 31, 2003 and 2002. These amounts are included in accounts payable.

         Common Stock

         The Company issued 100,000 shares of common stock to a related party in February 2003 to purchase $100,000 of multimedia equipment. The equipment was valued at predecessor's cost.

             VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2003 and 2002

NOTE 2 - RELATED PARTY TRANSACTIONS (Continued)

         Common Stock (Continued)

         In December of 2003 the Company issued 138,846 shares of its common stock to an employee in payment of consulting services valued at $138,846.

         During 2002, the Company issued 94,500 shares of its common stock to board members and directors of the Company for cash of $94,500.

         Also during 2002, the Company issued 43,788 shares of its common stock to two board members and directors of the Company in payment of debt of $43,788.

         After inception on March 23, 2001, the Company issued 470,000 shares to founders of the Company for services provided. The stock was valued at $0.001 per share, par value.

         During 2001, the Company issued 2,000 shares of common stock to a director of the Company for $10,000 in cash.

         Lease Guarantees

         The Company's Chief Executive Officer has personally guaranteed several equipment leases and the Company's current office space lease.

         Capital Leases Payable

         During 2003, the Company entered into three capital leases for computer and office equipment with a related company totaling $36,708. The assets are being depreciated over the term of the leases, between one and two years.

         Capital leases payable consisted of the following at December 31,

                                                                        December 31,
                                                                --------------------------
                                                                    2003           2002
                                                                ----------      ----------
         Capital lease payable to a related company,
           interest at 8% per annum, secured by equipment,
           due May 1, 2004, monthly payments of $866            $    7,263      $        -

         Capital lease payable to a related company,
           interest at 8% per annum, secured by equipment,
           due March 1, 2004, monthly payments of $805               5,672               -

         Capital lease payable to a related company,
           interest at 8% per annum, secured by equipment,
           due May 1, 2004, monthly payments of $566                 3,836               -
                                                                ----------      ----------
                  Total Capital Leases Payable                      16,771               -

                  Less current portion                             (16,771)              -
                                                                ----------      ----------
                                                                $        -      $        -
                                                                ==========      ==========

              VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2003 and 2002

NOTE 2 - RELATED PARTY TRANSACTIONS (Continued)

         Capital Leases Payable (Continued)

         Annual maturities of capital leases payable are as follows:

                 Years Ending
                 December 31,

                 2004                                               $   18,116
                                                                    ----------
                 Total minimum lease payments                           18,116

                 Less amounts representing interest                     (1,345)

                 Present value of future minimum lease payments     $   16,771
                                                                    ==========

         Notes Payable

         The Company has the following outstanding notes payable to related parties at:

                                                                        December 31,
                                                                --------------------------
                                                                    2003           2002
                                                                ----------      ----------
         Notes payable to an employee and director,
           unsecured, interest at 6% per annum,
           payable upon demand                                  $   25,000      $        -

         Note payable to the director and president
           unsecured, bearing interest at 8% per annum,
           payable on demand                                         7,000               -

         Convertible note payable, bearing interest at 10%
           per annum, convertible to common stock at a rate
           of one share for each dollar loaned, conversion
           price of $1.00 per share, note also carries
           warrants to purchase common stock at the rate
           of two warrants for each dollar of interest plus
           principal and are exercisable at $1.00 per share,
           due February 2005                                        89,000               -
                                                                ----------      ----------
                  Total Related Party Notes Payable                121,000               -

                  Less Current Portion                             (32,000)              -
                                                                ----------      ----------
                                                                $   89,000      $        -
                                                                ==========      ==========

         Interest expense on the above payables amounted to $8,455 and $0 for the years ended December 31, 2003 and 2002, respectively.

             VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2003 and 2002

NOTE 3 - NOTES PAYABLE

         Notes payable consisted of the following at December 31,

                                                                        December 31,
                                                                --------------------------
                                                                    2003           2002
                                                                ----------      ----------
         Note payable bearing interest at 2.5% per annum,
           unsecured, due by April 1, 2007, monthly
           payments of $3,000                                   $  172,837      $        -

         Note payable bearing interest at 8% per annum,
           unsecured, annual payments of $51,375 plus
           interest due on May 30 each year until paid in
           full. As of December 31, 2003 this note is in
           default.                                                205,500         205,500

         Note payable bearing interest at 10% per annum,
           unsecured, payable on demand                             50,000               -

         Note payable bearing interest at 10% per annum,
           unsecured, payable on demand                             50,000               -

         Note payable bearing interest at 10% per annum,
           unsecured, payable on demand                             30,000               -

         Note payable bearing interest at 8% per annum,
           unsecured, monthly payments of $2,000 plus
           interest for the first six months, then monthly
           payments of $4,000 plus interest thereafter.
           As of December 31, 2003 this note is in default.         35,000               -
                                                                ----------      ----------

                  Total Notes Payable                              543,337         205,500

                  Less current portion                            (395,500)        (51,375)
                                                                ----------      ----------
                                                                $  147,837      $  154,125
                                                                ==========      ==========

         Interest expense on the above notes payable amounted to $31,178 and $9,590 for the years ended December 31, 2003 and 2002, respectively.

NOTE 4 - CONVERTIBLE DEBT

         Convertible debt consisted of the following at December 31,
                                                                       December 31,
                                                                --------------------------
                                                                   2003            2002
                                                                ----------      ----------
         Convertible note payable, bearing interest at 10%
           per annum, convertible to common stock at a rate
           of one share for each dollar loaned, conversion
           price of $1.00 per share, note also carries
           warrants to purchase common stock at the rate of
           two warrants for each dollar of interest plus
           principal and are exercisable at $1.00 per share     $  161,000      $        -
                                                                ----------      ----------
         Balance Forward                                        $  161,000      $        -
                                                                ==========      ==========

                                      F-23

             VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2003 and 2002

NOTE 4 - CONVERTIBLE DEBT (Continued)

                                                                        December 31,
                                                                --------------------------
                                                                   2003            2002
                                                                ----------      ----------
         Balance Forward                                        $  161,000      $        -

         Convertible note payable, bearing interest at 8%
           per annum, convertible to Series B preferred
           stock at a rate of two shares for each dollar
           loaned, conversion price of $1.00 per share, note
           also carries warrants to purchase Series B
           preferred at the rate of 25% of the total shares
           the note is convertible to and are exercisable at
           $1.00 per share                                         109,250               -

         Convertible note payable, bearing interest at 8%
           per annum, convertible to common stock at a rate
           of one share for each dollar loaned, conversion
           price of $1.00 per share, note also carries
           warrants to purchase common stock at the rate of
           50% of the total shares the note is convertible
           to and are exercisable at $2.10 per share                85,000               -
                                                                ----------      ----------

                  Total Convertible Debt                           355,250               -

                  Less current portion                            (194,250)              -
                                                                ----------      ----------
                                                                $  161,000      $        -
                                                                ==========      ==========

         During the year December 31, 2003, the Company raised $444,250 of operating capital in the form of convertible debentures ($89,000 from related parties, $355,250 from other investors). The debentures have varying terms of 1 to 2 years and accrue interest at 8% to 10% per annum. All convertible debentures are convertible at the option of the holder.

         Upon issuance of the debentures, the Company recognized a debt discount related to the beneficial conversion feature of the debentures totaling $444,246. This beneficial conversion feature was expensed during the year ended December 31, 2003 pursuant to the EITF 96-18 and has been included in interest expense in the accompanying consolidated statement of operations.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

         Operating Leases

         On August 30, 2001, the Company entered into a seven-year lease agreement for office space in Ephrata, Washington. The monthly rental payment is currently $1,321 per month. The payment is adjusted on each anniversary to reflect the change in the Consumer Price Index from the previous twelve months. Future minimum lease payments under this non-cancelable operating lease, subject to CPI adjustments, are as follows:

             VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2003 and 2002

NOTE 5 - COMMITMENTS AND CONTINGENCIES (Continued)

         Operating Leases (Continued)

              Years Ending
              December 31,

                 2004                       $       15,852
                 2005                               15,852
                 2006                               15,852
                 2007                               15,852
                 2008                                7,926
                                            --------------
                                            $       71,334
                                            ==============

         Litigation

         As of December 31, 2003, a Summary Judgment had been entered against the Company in the amount $26,395 arising from a dispute with a vendor and has been accrued by the Company in notes payable and accrued interest in the consolidated balance sheet. The balance was paid in full in March 2004 and the judgment was dismissed. See Note 11 to these financial statements.

         The Company has been contacted by an attorney for its investment banker regarding a claim for fees owed. No claim amount has been asserted and the Management believes that any claim arising from this relationship will be without merit.

NOTE 6 - COMMON STOCK

         The Company has authorized 30,000,000 shares of common stock with a par value of $0.001 per share.

         During the year ended December 31, 2003 the Company issued 150,750 shares of its common stock to various investors for cash of $271,250. During February 2003, the Company issued 100,000 shares of its common stock to purchase multimedia equipment valued at $100,000. Also during 2003 the Company issued 189,994 shares of its common stock for services valued at $220,624.

         During the year ended December 31, 2002, the Company issued 185,000 shares of its common stock for cash of $189,000. In June 2002 the Company issued 63,788 shares of its common stock in payment of debt of $63,788. Also in 2002, the Company issued 35,700 shares of its common stock for services valued at $35,700.

         During the year ended December 31, 2001, the Company issued 198,000 shares of its common stock for cash of $90,180. In June 2001, the Company issued 470,000 shares of its common stock to founders of the Company in payment of services valued at $470.

NOTE 7 - PREFERRED STOCK

         The Company has authorized 20,000,000 shares of preferred stock with a par value of $0.001 per share. At December 31, 2003 351,000 of those

             VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2003 and 2002

NOTE 7 - PREFERRED STOCK (Continued)

         shares were designated as Series A preferred. The preferred stock is convertible at the option of the holder, at any time after the date of issuance, into that number of shares of common stock determined by dividing the original issue price for the preferred stock by the conversion price of $1.00 per share. Conversion will occur automatically and registered concurrently with any public offering of the common shares of the Company. There was no beneficial conversion feature associated with the Series A preferred stock.

         In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock, an amount per share for each share of preferred stock equal to the sum of (i) the liquidation preference of $1.00 per share of preferred stock and (ii) all declared but unpaid dividends (if any).

         In December of 2002, the Company issued 50,000 shares of its Series A preferred stock to an investor for cash of $50,000.

         In August of 2001, the Company issued 300,000 shares of its Series A preferred stock to an investor for cash of $300,000 and 555 shares in payment of debt of $555.

NOTE 8 - OUTSTANDING STOCK OPTIONS AND PURCHASE WARRANTS

         The Company has elected to follow the intrinsic value method of accounting under Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees," ("APB 25") and related interpretations in accounting for their stock-based compensation plans. Under APB 25, the Company generally does not recognize compensation expense on the grant of options under their Stock Incentive Plan because typically the option terms are fixed and the exercise price equals or exceeds the market price of the underlying stock on the date of the grant. The Company applies the disclosure only provisions of Statement of Financial Accounting Standards No. 148, "Accounting and Disclosure of Stock-Based Compensation," ("FAS 148").

         Pro forma information regarding net income and earnings per share is required by FAS 148 and has been determined as if the Company had accounted for its stock-based compensation plans using the fair market value method prescribed by that statement. For purposes of pro forma disclosures, the estimated fair market value of the options is amortized to expense over the options' vesting period on a straight-line basis. All options are initially assumed to vest. Compensation previously recognized is reversed to the extent applicable to forfeitures of unvested options.

         Under FASB Statement 148, the Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants: dividend yields of 0%; expected volatility of 172%; risk-free interest rates of between 1.33% and 1.65% and expected lives of between 1 and 4 years.

             VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2003 and 2002

NOTE 8 - OUTSTANDING STOCK OPTIONS AND PURCHASE WARRANTS (Continued)

         A summary of the status of the Company's stock options and warrants as of December 30, 2001 and changes during the years ended December 31, 2002 and 2003 is presented below:

                                                         Weighted    Weighted
                                            Options      Average     Average
                                              and        Exercise   Grant Date
                                            Warrants      Price     Fair Value
                                            --------     --------   ----------

         Outstanding, December 31, 2001            -     $     -     $     -
             Granted                          22,500        1.50        1.00
             Expired/Canceled                      -           -           -
             Exercised                             -           -           -
                                           ---------     -------     -------
         Outstanding, December 31, 2002       22,500        1.50        1.00
             Granted                       1,038,850        1.33        1.28
             Expired/Canceled                      -           -           -
             Exercised                             -           -           -
                                           ---------     -------     -------
         Outstanding, December 31, 2003    1,061,350     $  1.33     $  1.30
                                           =========     =======     =======

         Exercisable, December 31, 2003      715,895     $  1.14     $  1.29
                                           =========     =======     =======

         During 2001, the Company's board of directors approved the "Video Internet Broadcasting Corporation 2001 Stock Option Plan," (2001 Plan). Under the terms of this Plan, the Company registered 50,000 shares of its $0.001 par value common stock at a proposed offering price per share of $1.50. During the year ended December 31, 2002, the Company granted 22,500 stock options to employees under the 2001 Plan, exercisable at $1.50 per share for four years.

         During 2003, the Company's board of directors approved the "Video Internet Broadcasting Corporation 2003 Stock Option Plan," (2003 Plan). Under the terms of this Plan, the Company registered 350,000 shares of its $0.001 par value common stock at a proposed offering price per share of $1.50. During the year ended December 31, 2003 the Company granted 349,000 stock options to employees under the 2003 Plan.

         During September 2003, the Company issued 62,500 options to purchase common stock to various consultants for services. The options had an exercise price of $3.00 per share and a term of three years. The Company recognized a total of $16,784 in expense associated with the issuance of these options.

         During 2003, the Company issued warrants to purchase common stock with convertible debt (discussed in Note 3 to the financial statements). At December 31, 2003 a total of 572,131 warrants to purchase common stock were outstanding.

         Also during 2003, the Company issued warrants to purchase Series B preferred stock with convertible debt (see Note 3). At December 31, 2003 a total of 55,219 warrants to purchase Series B preferred were outstanding.

              VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2003 and 2002

NOTE 8 - OUTSTANDING STOCK OPTIONS AND PURCHASE WARRANTS (Continued)

         Had compensation cost for the Company's stock options granted to directors and employees been based on the fair value as determined by the Black-Scholes option pricing model at the grant date under the accounting provisions of SFAS No. 123, the Company would have recorded additional expense of $70,347 and $3,370 for the years ended December 31, 2003 and 2002, respectively. Also under these same provisions, the Company's net loss would have been changed by the pro forma amounts indicated below:

                                                                  From Inception
                                      For the Years Ended          On March 23,
                                          December 31,             2001 through
                                 ----------------------------      December 31,
                                     2003             2002             2001
                                 -----------      -----------     --------------
         Net loss:
           As reported           $(1,299,040)     $  (883,831)     $  (484,372)
           Pro forma             $(1,369,387)     $  (887,201)     $  (484,372)

         Basic loss per share:
           As reported           $     (1.17)     $     (1.11)     $     (1.47)
           Pro forma             $     (1.23)     $     (1.11)     $     (1.47)


NOTE 9 - GOING CONCERN

         The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had limited revenues, has generated significant losses from operations and has a deficit in its working capital.

         In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and revenues. Management's plans include concentrating its efforts on increasing the number of subscribers to its fiber optic television and Internet services. Management estimates it will need approximately $13,000,000 to accomplish these plans.

         The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 10 - SUBSEQUENT EVENTS

         Subsequent to December 31, 2003, the following events occurred which, management believes, are material to the financial statements:

             VIDEO INTERNET BROADCASTING CORPORATION AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2003 and 2002

NOTE 10 - SUBSEQUENT EVENTS (Continued)

         On February 17, 2004, the Company entered into an agreement to borrow $500,000 from a lender. This is a convertible note, convertible into Common stock of the Company at $1.00 per share. The note carries interest at 12% per annum and is payable in full not later than December 31,2004. The note is secured by all of the tangible and intangible assets of the Company. On April 21, 2004, the convertible note was increased to $750,000. All other terms of the note were unchanged.

         The Company used a portion of the proceeds of this loan to repay short-term loans and the current portion of long-term debt in the amount of $222,000, including the judgment described in Note 4.

         In March 2004, holders of the One Year Convertible Note in the amount of $250,000 converted their notes to 531,654 shares of common stock of the Company per the terms of the note. See Note 5 to these financial statements. In addition, the note holders agreed to surrender the two for one stock warrants attached to the note in exchange for an additional 250,000 shares of the Company's Common stock.

         In June 2004, the Company secured a line of credit in the amount of $1,500,000 from a national bank. As of the date of this report, $150,000 had been drawn from the line.

         In July 2004, the Mayor of Provo, Utah signed the Company's contract to provide Internet, phone and cable services over iProvo, the city's new municipally owned fiber-optic network. The Company also entered a memorandum of understanding (MOU) with Provo City in February 2004 to purchase Provo Cable. Upon the Mayor's signing of the iProvo contract, the Company acquired Provo Cable's 2,400-plus subscribers, which includes multiple dwelling units. The Company began managing Provo Cable for the City in late February.

           UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS



         In accordance with Article 11 of Regulation S-X under the Securities Act, an unaudited condensed combined pro forma balance sheet (the "pro forma balance sheet") as of June 30, 2004, and unaudited condensed combined pro forma statement of income for the six months ended June 30, 2004, and the audited condensed combined pro forma statement of income for the year ended December 31, 2003 (the "pro forma statements of income"), have been prepared to reflect, for accounting purposes, the acquisition by HC of HCI.

         The following pro forma financial statements have been prepared based upon the historical financial statements of HC and HCI. The pro forma financial statements should be read in conjunction with (a) the historical consolidated financial statements and related notes thereto of HC as of March 31, 2004, for the period ended March 31, 2004, and (b) the historical consolidated financial statements and related notes thereto of HCI as of December 31, 2003, and 2002, and for the years ended December 31, 2003, 2002, and 2001.

         The June 30, 2004, pro forma balance sheet assumes that the HCI merger was completed on June 30, 2004. The June 30, 2004, pro forma balance sheet includes the historical unaudited consolidated balance sheet data of HC as of June 30, 2004, and the historical unaudited consolidated balance sheet data of HCI as of June 30, 2004. Intercompany activity has been eliminated in preparing the pro forma financial statements.

         The pro forma statement of income for the six months ended June 30, 2004, assumes that the HCI merger occurred on January 1, 2004, and includes the unaudited historical consolidated statement of income data of HC for the three months ended June 30, 2004, and the unaudited historical consolidated statement of income data of HCI for the six months ended June 30, 2004.

         The pro forma statement of income for the year ended December 31, 2003, assumes that the HCI merger occurred on January 1, 2003, and includes the audited historical consolidated statement of income data of HC for the year ended March 31, 2004, and the audited historical consolidated statement of income data of HCI for the year ended December 31, 2003.

         The pro forma financial statements are provided for illustrative purposes only, and are not necessarily indicative of the operating results or financial position that would have occurred if the mergers had been consummated at the beginning of the periods or on the dates indicated, nor are they necessarily indicative of any future operating results or financial position. The pro forma financial statements do not include any adjustments related to any restructuring charges or one-time charges which may result from the mergers or the final result of valuations of inventories, property, plant and equipment, intangible assets, debt, and other obligations.

                                                       HOMENET CORPORATION
                                      UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET


                                                                                                                Pro Forma
                                                      HC             HCI                                         Combined
                                                    as of           as of         Combined                       HC & HCI
                                                   March 31,     December 31,     HC & HCI       Pro Forma      March 31,
                                                     2004           2003         Historical      Adjustments       2004
                                                 -------------   ------------   -------------   -------------  -------------
ASSETS

Current Assets:
   Cash                                          $    141,786    $         -    $    141,786    $          -   $    141,786
   Receivables                                              -         72,147          72,147               -         72,147
   Accrued interest receivable                          7,068              -           7,068               -          7,068
   Other current assets                                 5,000          6,764          11,764               -         11,764
                                                 ------------    -----------    ------------    ------------   ------------
     Total Current Assets                             153,854         78,911         232,765               -        232,765
                                                 ------------    -----------    ------------    ------------   ------------

Note receivable                                       500,000              -         500,000               -        500,000
Available-for-sale securities                               -              -               -               -              -
                                                 ------------    -----------    ------------    ------------   ------------
     Total Other Assets                               500,000              -         500,000               -        500,000
                                                 ------------    -----------    ------------    ------------   ------------

Equipment - net                                        14,075        228,864         242,939               -        242,939
                                                 ------------    -----------    ------------    ------------   ------------
                                                                                                                          -
TOTAL ASSETS                                     $    667,929    $   307,775    $    975,704    $          -   $    975,704
                                                 ============    ===========    ============    ============   ============


LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)

Current Liabilities:
   Cash overdraft                                $          -    $    12,319    $     12,319    $          -   $     12,319
   Accounts payable                                    15,350         61,374          76,724               -         76,724
   Accrued liabilities                                212,443         82,370         294,813               -        294,813
   Capital leases payable - related party                   -         16,771          16,771               -         16,771
   Current portion of notes payable to
     related parties                                        -         32,000          32,000               -         32,000
   Current portion of notes payable                         -        395,500         395,500               -        395,500
   Current portion convertible debt - related
     parties                                          919,531              -         919,531               -        919,531
   Current portion of convertible debt                      -        194,250         194,250               -        194,250
                                                 ------------    -----------    ------------    ------------   ------------
     Total Current Liabilities                      1,147,324        794,584       1,941,908               -      1,941,908
                                                 ------------    -----------    ------------    ------------   ------------

Long Term Debt:
   Notes payable to related parties                         -         89,000          89,000               -         89,000
   Notes payable                                            -        147,837         147,837               -        147,837
   Convertible debt                                         -        161,000         161,000               -        161,000
                                                 ------------    -----------    ------------    ------------   ------------
     Total Long-Term Liabilities                            -        397,837         397,837               -        397,837
                                                 ------------    -----------    ------------    ------------   ------------

Total Liabilities                                   1,147,324      1,192,421       2,339,745               -      2,339,745
                                                 ------------    -----------    ------------    ------------   ------------

Stockholders' Equity (Deficit):
  Preferred stock                                           -            351             351            (351)             -
  Common stock                                          3,000          1,393           4,393             508          4,901
  Additional paid-in capital                            4,902      1,926,419       1,931,321        (453,079)     1,478,242
  Treasury stock                                      (34,375)             -         (34,375)              -        (34,375)
  Deferred Compensation                                     -       (145,566)       (145,566)              -       (145,566)
  Other comprehensive income                                -              -               -               -              -
  Accumulated deficit                                (452,922)    (2,667,243)     (3,120,165)        452,922     (2,667,243)
                                                 ------------    -----------    ------------    ------------   ------------
         Total Stockholders' Equity (Deficit)        (479,395)      (884,646)     (1,364,041)              -     (1,364,041)
                                                 ------------    -----------    ------------    ------------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)                               $    667,929    $   307,775    $    975,704    $          -   $    975,704
                                                 ============    ===========    ============    ============   ============

                                                              F-31

                                                       HOMENET CORPORATION
                                      UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET


                                                                                                                 Pro Forma
                                                     HC              HCI                                          Combined
                                                    as of           as of         Combined                        HC & HCI
                                                  March 31,       December 31,    HC & HCI       Pro Forma       March 31,
                                                    2003             2002        Historical       Adjustments       2003
                                                --------------   ------------   -------------   -------------   -------------
ASSETS

Current Assets:
   Cash                                           $         -    $         -     $         -     $         -     $         -
   Receivables                                              -        107,072         107,072               -         107,072
   Accrued interest receivable                              -                              -               -               -
   Other current assets                                     -              -               -               -               -
                                                  -----------    -----------     -----------     -----------     -----------
     Total Current Assets                                   -        107,072         107,072               -         107,072
                                                  -----------    -----------     -----------     -----------     -----------

Note receivable                                             -              -               -               -               -
Available-for-sale securities                         662,157                        662,157               -         662,157
                                                  -----------    -----------     -----------     -----------     -----------
     Total Other Assets                               662,157              -         662,157               -         662,157
                                                  -----------    -----------     -----------     -----------     -----------

Equipment - net                                             -        154,935         154,935               -         154,935
                                                  -----------    -----------     -----------     -----------     -----------
                                                                                                                           -
TOTAL ASSETS                                      $   662,157      $ 262,007     $   924,164     $         -     $   924,164
                                                  ===========      =========     ===========     ===========     ===========


LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)

Current Liabilities:
   Cash overdraft                                 $         -      $  25,628     $    25,628     $         -     $    25,628
   Accounts payable                                     9,800        553,459         563,259               -         563,259
   Accrued liabilities                                133,732        115,930         249,662               -         249,662
   Capital leases payable - related party                   -              0               0               -               -
   Current portion of notes payable to
     related parties                                        -              0               0               -               -
   Current portion of notes payable                         -         51,375          51,375               -          51,375
   Current portion convertible debt - related
     parties                                          500,295                        500,295               -         500,295
   Current portion of convertible debt                      -              -               0               -               -
                                                  -----------    -----------     -----------     -----------     -----------
     Total Current Liabilities                        643,827        746,392       1,390,219               -       1,390,219
                                                  -----------    -----------     -----------     -----------     -----------

Long Term Debt:
   Notes payable to related parties                         -              -               0               -               -
   Notes payable                                            -        154,125         154,125               -         154,125
   Convertible debt                                         -              -               0               -               -
                                                  -----------    -----------     -----------     -----------     -----------
     Total Long-Term Liabilities                            -        154,125         154,125               -         154,125
                                                  -----------    -----------     -----------     -----------     -----------

Total Liabilities                                     643,827        900,517       1,544,344               -       1,544,344
                                                  -----------    -----------     -----------     -----------     -----------

Stockholders' Equity (Deficit):
  Preferred stock                                           -            351             351            (351)              -
  Common stock                                          3,000            952           3,952             469           4,421
  Additional paid-in capital                            4,902        728,390         733,292        (151,847)        581,445
  Treasury stock                                            -              -               -                               -
  Deferred Compensation                                     -              -               -                               -
  Other comprehensive income                          162,157                        162,157                         162,157
  Accumulated deficit                                (151,729)    (1,368,203)     (1,519,932)        151,729      (1,368,203)
                                                  -----------    -----------     -----------     -----------     -----------
         Total Stockholders' Equity (Deficit)          18,330       (638,510)       (620,180)              -        (620,180)
                                                  -----------    -----------     -----------     -----------     -----------

TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)                                $   662,157    $   262,007     $   924,164     $         -     $   924,164
                                                  ===========    ===========     ===========     ===========     ===========


                                                              F-32

                                                       HOMENET CORPORATION
                                 UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS


                                                                                                                    Pro Forma
                                                                                                                    Combined
                                                    HC              HCI                                            HC and HCI
                                               For the Year    For the Year                                       For the Year
                                                  Ended            Ended                                              Ended
                                                 March 31,      December 31,      Combined         Pro Forma        March 31,
                                                   2004            2003          HC and HCI        Adjustments        2004
                                               -------------   --------------   --------------   --------------   --------------
REVENUE
    Subscription television services           $          -     $    683,935     $    683,935     $          -     $    683,935
    Other revenue                                         -                -                -                -                -
                                               ------------     ------------     ------------     ------------     ------------

       Total Revenue                                      -          683,935          683,935                -          683,935
                                               ------------     ------------     ------------     ------------     ------------

COST OF SALES
    Subscriber-related expenses                           -          389,979          389,979                -          389,979
    Other costs of sales                                  -                -                -                -                -
                                               ------------     ------------     ------------     ------------     ------------

       Total Cost of Sales                                -          389,979          389,979                -          389,979
                                               ------------     ------------     ------------     ------------     ------------

GROSS MARGIN (DEFICIT)                                    -          293,956          293,956                -          293,956
                                               ------------     ------------     ------------     ------------     ------------

OPERATING EXPENSES
    General and administrative                      103,148        1,060,624        1,163,772         (103,148)       1,060,624
    Stock-based compensation                              -           16,784           16,784                -           16,784
    Depreciation and amortization                       165           76,821           76,986             (165)          76,821
                                               ------------     ------------     ------------     ------------     ------------

       Total Expenses                               103,313        1,154,229        1,257,542         (103,313)       1,154,229
                                               ------------     ------------     ------------     ------------     ------------

LOSS FROM OPERATIONS                               (103,313)        (860,273)        (963,586)         103,313         (860,273)
                                               ------------     ------------     ------------     ------------     ------------

OTHER INCOME (EXPENSE)
    Software sales                                        -           55,578           55,578                -           55,578
    Loss on sale of securities                     (311,004)               -         (311,004)         311,004                -
    Gain on legal settlement                        184,767                -          184,767         (184,767)               -
    Interest income                                   7,068                -            7,068           (7,068)               -
    Interest expense                                (78,711)        (494,345)        (573,056)          78,711         (494,345)
                                               ------------     ------------     ------------     ------------     ------------

       Total Other Income (Expense)                (197,880)        (438,767)        (636,647)         197,880         (438,767)
                                               ------------     ------------     ------------     ------------     ------------

NET LOSS                                           (301,193)      (1,299,040)      (1,600,233)         301,193       (1,299,040)
                                               ------------     ------------     ------------     ------------     ------------

OTHER COMPREHENSIVE INCOME
    Change in marketable securities                (162,157)               -         (162,157)         162,157                -
                                               ------------     ------------     ------------     ------------     ------------

       Total Other Comprehensive Income            (162,157)               -         (162,157)         162,157                -
                                               ------------     ------------     ------------     ------------     ------------

COMPREHENSIVE INCOME (LOSS)                    $   (463,350)    $ (1,299,040)    $ (1,762,390)    $    463,350     $ (1,299,040)
                                               ============     ============     ============     ============     ============

BASIC LOSS PER SHARE                           $      (0.11)    $      (1.17)    $      (0.58)                     $      (0.47)
                                               ============     ============     ============                      ============

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                              2,750,000        1,113,452        2,750,000                         2,750,000
                                               ============     ============     ============                      ============

                                                              F-33

                                                       HOMENET CORPORATION
                                 UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                                           FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2004


                                                                                                                    Pro Forma
                                                                                                                    Combined
                                                    HC              HCI                                            HC and HCI
                                               For the Period   For the Period                                    For the Period
                                                  Ended            Ended                                              Ended
                                                 June 30,       September 30,      Combined         Pro Forma      September 30,
                                                   2004             2004          HC and HCI       Adjustments         2004
                                               -------------   --------------   --------------   --------------   --------------
REVENUE
    Subscription television services           $          -     $    661,048     $    661,048     $          -     $    661,048
    Other revenue                                   332,672                -          332,672                -          332,672
                                               ------------     ------------     ------------     ------------     ------------

       Total Revenue                                332,672          661,048          993,720                -          993,720
                                               ------------     ------------     ------------     ------------     ------------

COST OF SALES
    Subscriber-related expenses                           -          412,229          412,229                -          412,229
    Other costs of sales                            165,383                -          165,383                -          165,383
                                               ------------     ------------     ------------     ------------     ------------

       Total Cost of Sales                          165,383          412,229          577,612                -          577,612
                                               ------------     ------------     ------------     ------------     ------------

GROSS MARGIN (DEFICIT)                              167,289          248,819          416,108                -          416,108
                                               ------------     ------------     ------------     ------------     ------------

OPERATING EXPENSES
    General and administrative                      302,458          763,525        1,065,983            7,070        1,073,053
    Stock-based compensation                        113,400           40,248          153,648                -          153,648
    Depreciation and amortization                       712           92,516           93,228                -           93,228
                                               ------------     ------------     ------------     ------------     ------------

       Total Expenses                               416,570          896,289        1,312,859            7,070        1,319,929
                                               ------------     ------------     ------------     ------------     ------------

LOSS FROM OPERATIONS                               (249,281)        (647,470)        (896,751)          (7,070)        (903,821)
                                               ------------     ------------     ------------     ------------     ------------

OTHER INCOME (EXPENSE)
    Software sales                                        -                -                -                -                -
    Loss on sale of securities                            -                -                -                -                -
    Gain on legal settlement                              -                -                -                -                -
    Interest income                                  18,004                -           18,004          (18,004)               -
    Interest expense                                (44,385)         (44,840)         (89,225)               -          (89,225)
                                               ------------     ------------     ------------     ------------     ------------

       Total Other Income (Expense)                 (26,381)         (44,840)         (71,221)         (18,004)         (89,225)
                                               ------------     ------------     ------------     ------------     ------------

NET LOSS                                           (275,662)        (692,310)        (967,972)         (25,074)        (993,046)
                                               ------------     ------------     ------------     ------------     ------------

OTHER COMPREHENSIVE INCOME
    Change in marketable securities                       -                -                -                -                -
                                               ------------     ------------     ------------     ------------     ------------

       Total Other Comprehensive Income                   -                -                -                -                -
                                               ------------     ------------     ------------     ------------     ------------

COMPREHENSIVE INCOME (LOSS)                    $   (275,662)    $   (692,310)    $   (967,972)    $    (25,074)    $   (993,046)
                                               ============     ============     ============     ============     ============

BASIC LOSS PER SHARE                           $      (0.12)    $      (0.30)    $      (0.42)                     $      (0.43)
                                               ============     ============     ============                      ============

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                              2,318,000        2,318,000        2,318,000                         2,318,000
                                               ============     ============     ============                      ============


                                                              F-34